News release
HP Reports Second Quarter 2005 Results

	•	Record quarterly revenue of $21.6 billion, up 7% year-over-year

Editorial Contacts: Robert Sherbin, HP +1 650 857 2381 robert.sherbin@hp.com Ryan J. Donovan, HP +1 650 857 8410 ryan.j.donovan@hp.com	•	Non-GAAP operating profit of $1.3 billion, $0.37 earnings per share
HP Media Hotline +1 866 266 7272 pr@hp.com www.hp.com/go/newsroom	•	GAAP operating profit of $1.2 billion, $0.33 earnings per share

Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 www.hp.com	•	Cash flow from operations of $2.4 billion

PALO ALTO, Calif., May. 17, 2005 – HP today reported financial results for its second fiscal quarter ended April 30, 2005. Second quarter revenue increased 7% year-over-year to $21.6 billion.

Non-GAAP(1) operating profit was $1.3 billion, with non-GAAP diluted earnings per share (EPS) of $0.37, up from $0.34 in the prior-year period. Non-GAAP diluted EPS and non-GAAP net earnings for the second quarter reflect a $107 million adjustment on an after-tax basis, or $0.04 per diluted share. GAAP operating profit for the second quarter was $1.2 billion. GAAP diluted EPS was $0.33 per share, up from $0.29 in the prior-year period.

	Q2 FY05	Q2 FY04	Y/Y
Revenue (billions)	$21.6	$20.1	7%
Non-GAAP operating margin (1)	6.1%	6.7%
GAAP operating margin	5.4%	5.7%
Non-GAAP diluted EPS (1)	$0.37	$0.34	9%
GAAP diluted EPS	$0.33	$0.29	14%

"HP had a solid quarter," said Mark Hurd, HP chief executive officer and president. "We grew revenue 7%, non-GAAP earnings per share rose 9% and we generated $2.4 billion in cash flow from operations.

"Nevertheless, our overall performance leaves room for improvement in many of our businesses. We expect to provide details as soon as our plans are finalized that will move us toward that objective."

During the quarter, on a year-over-year basis, revenue in Europe, the Middle East and Africa grew 10% to $9.1 billion, in Americas grew 4% to $8.8 billion and in Asia Pacific grew 9% to $3.6 billion. On a consolidated basis, when adjusted for the effects of currency, second quarter revenue grew 4% year-over-year.

Personal Systems Group
Personal Systems Group (PSG) revenue grew 6% year-over-year to $6.4 billion, with unit shipments up 12%. On a year-over-year basis, desktop revenue increased 1% and notebook revenue grew 10%. Revenue for commercial clients, which includes workstations, grew 3% over the prior-year period, while consumer clients revenue grew 10%. PSG reported an operating profit of $147 million, or 2.3% of revenue, up from a profit of $44 million in the prior-year period.

Imaging and Printing Group
Imaging and Printing Group (IPG) posted quarterly revenue of $6.4 billion, up 5% year-over-year. On a year-over-year basis, consumer hardware revenue increased 3%, with unit shipments up 13%. Commercial hardware revenue grew 8%, with unit shipments up 12%. Color laser unit shipments increased 96% year-over-year and MFP shipments increased 61%, reflecting continued momentum in key growth initiatives. Supplies revenue grew 4%. Operating profit was $814 million, or 12.7% of revenue, down from a profit of $952 million in the prior-year period. This reflects $71 million in workforce reduction costs, hardware pricing actions, hardware growth and mix shifts within supplies.

Enterprise Storage and Servers
Enterprise Storage and Servers (ESS) reported revenue of $4.2 billion, up 6% over the prior-year period. On a year-over-year basis, industry-standard server revenue increased 12%, business-critical systems (BCS) revenue grew 2% and networked storage revenue was down 6%. Within BCS, revenue in HP Integrity servers grew 37% year-over-year and HP-UX revenue grew 9%. ESS reported operating profit of $184 million, or 4.4% of revenue, up from a profit of $119 million in the prior-year period. Included in the quarterly results is $24 million in workforce reduction costs.

HP Services
HP Services (HPS) revenue grew 14% year-over-year to $4.0 billion. On a year-over-year basis, Managed Services revenue grew 27%, Technology Services grew 11% and Consulting and Integration grew 10%. Operating profit was $292 million, or 7.3% of revenue, down from a profit of $332 million in the prior-year period. Included in the quarterly results is $74 million in workforce reduction costs.

Software
Software reported quarterly revenue of $277 million, an increase of 23% year-over-year, with revenue in HP OpenView and HP OpenCall increasing 36% and 4%, respectively. Software reported an operating loss of $6 million, compared with a loss of $52 million in the prior-year period.

Financial Services
HP Financial Services (HPFS) reported revenue of $544 million, up 16% year-over-year. Finance volume, a leading indicator of future revenue, grew 4% over the prior-year period, and net portfolio assets grew 2% year-over-year to $7.1 billion. Operating profit was $58 million, or 10.7% of revenue, up from a profit of $35 million in the prior-year period.

Asset management
Inventory ended the quarter at $6.5 billion, down $656 million sequentially and up $191 million year-over-year. Accounts receivable increased $601 million sequentially and $736 million over the prior-year period to $9.3 billion. HP's dividend payment of $0.08 per share in the second quarter resulted in cash usage of $233 million. In addition, HP utilized $618 million of cash during the second quarter in connection with stock repurchases. HP exited the quarter with $14.5 billion in gross cash, which includes cash and cash equivalents of $14.4 billion and short- and certain long-term investments of $0.1 billion.

Outlook
HP estimates Q3 FY05 revenue will be in the range of $20.3 billion to $20.7 billion, with non-GAAP earnings per share in the range of $0.29 to $0.31. This excludes after-tax costs of approximately $0.03 per share from amortization of purchased intangible assets and approximately $100 million, or $0.03 per share, in workforce reductions.

More information on HP's quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on HP's Investor Relations website at www.hp.com/hpinfo/investor/.

HP's Q2 FY05 earnings conference call is accessible via an audio webcast at www.hp.com/hpinfo/investor/financials/quarters/2005/q2webcast.html.

About HP
HP is a technology solutions provider to consumers, businesses and institutions globally. The company's offerings span IT infrastructure, global services, business and home computing, and imaging and printing. For the four fiscal quarters ended April 30, 2005, HP revenue totaled $83.3 billion. More information about HP (NYSE, Nasdaq: HPQ) is available at www.hp.com.

(1) All non-GAAP numbers have been adjusted to exclude certain items. A reconciliation of specific adjustments to GAAP results for this quarter and the prior periods is included in the table below titled: "Non-GAAP Consolidated Condensed Statements of Earnings." A description of HP's use of non-GAAP information is provided under "Use of Non-GAAP Financial Information."

Use of Non-GAAP Financial Information
To supplement HP's consolidated condensed financial statements presented on a GAAP basis, HP uses non-GAAP additional measures of operating results, net earnings and earnings per share adjusted to exclude certain costs, expenses, gains or losses it believes appropriate to enhance an overall understanding of HP's past financial performance and also its prospects for the future. These adjustments to HP's GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and the company's marketplace performance. For example, the non-GAAP results are an indication of HP's baseline performance before gains, losses or other charges that are considered by management to be outside of the company's core business segment operational results. In addition, these non-GAAP results are among the primary indicators management uses as a basis for planning and forecasting future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of earnings, revenue, expenses, cash repatriation, margins or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including execution of any restructuring plans and remediation of execution issues; any statements concerning the expected development, performance or market share relating to products or services; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; the outcome of pending legislation; execution and performance of contracts by suppliers, customers and partners; employee management issues; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; and other risks that are described from time to time in HP's Securities and Exchange Commission reports, including but not limited to the risks described in HP's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2005 and other reports filed after HP's Annual Report on Form 10-K for the fiscal year ended October 31, 2004 . HP assumes no obligation and does not intend to update these forward-looking statements.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
NON-GAAP CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
Excluding adjustments itemized below
(Unaudited)
(In millions except per share amounts)

	Three months ended
	April 30, 2005	January 31, 2005	April 30, 2004(a)

Net revenue	$21,570	$21,454	$20,113

Costs and expenses:
Cost of sales	16,429	16,537	15,182
Research and development	890	878	924
Selling, general and administrative	2,933	2,704	2,665

Total costs and expenses	20,252	20,119	18,771

Non-GAAP earnings from operations	1,318	1,335	1,342

Interest and other, net	(87)	25	2
Dispute settlement	--	(116)	(70)

Non-GAAP earnings before taxes	1,231	1,244	1,274

Provision for taxes	158	166	242

Non-GAAP net earnings	$1,073	$1,078	$1,032

Non-GAAP net earnings per share:
Basic	$0.37	$0.37	$0.34
Diluted	$0.37	$0.37	$0.34

Weighted-average shares used to compute non-GAAP
net earnings per share:

Basic	2,886	2,908	3,043
Diluted	2,917	2,936	3,081

An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

GAAP net earnings	$966	$943	$884

Amortization of purchased intangible assets	151	167	148
Restructuring charges	4	3	38
Acquisition-related charges	--	--	9
In-process research and development charge	--	--	9

Total non-GAAP adjustments to earnings
from operations	155	170	204

(Gains) losses on investments	(3)	24	5
Income tax effect of reconciling items	(45)	(59)	(61)

Non-GAAP net earnings	$1,073	$1,078	$1,032

(a)	Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
NON-GAAP CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
Excluding adjustments itemized below
(Unaudited)
(In millions except per share amounts)

	Six months ended April 30,
	2005	2004(a)

Net revenue	$43,024	$39,627

Costs and expenses:
Cost of sales	32,966	29,873
Research and development	1,768	1,813
Selling, general and administrative	5,637	5,243

Total costs and expenses	40,371	36,929

Non-GAAP earnings from operations	2,653	2,698

Interest and other, net	(62)	13
Dispute settlement	(116)	(70)

Non-GAAP earnings before taxes	2,475	2,641

Provision for taxes	324	529

Non-GAAP net earnings	$2,151	$2,112

Non-GAAP net earnings per share:
Basic	$0.74	$0.69
Diluted	$0.74	$0.69

Weighted-average shares used to compute non-GAAP net
earnings per share:

Basic	2,897	3,047
Diluted	2,926	3,086

An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

GAAP net earnings	1,909	1,820

Amortization of purchased intangible assets	318	292
Restructuring charges	7	92
Acquisition-related charges	--	24
In-process research and development charge	--	9

Total non-GAAP adjustments to earnings
from operations	325	417

Losses (gains) on investments and other, net	21	(4)
Income tax effect of reconciling items	(104)	(121)

Non-GAAP net earnings	$2,151	$2,112

(a)	Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three Months Ended April 30, 2005	Six Months Ended April 30, 2005

Cash flows from operating activities:
Net earnings	$966	$1,909
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation and amortization	599	1,211
Provision for bad debt and inventory	90	223
(Gains) losses on investments	(3)	21
Restructuring charges	4	7
Deferred taxes on earnings	(53)	177
Other, net	(37)	(60)

Changes in assets and liabilities:
Accounts and financing receivables	(438)	1,160
Inventory	564	366
Accounts payable	349	(794)
Taxes on earnings	(78)	(359)
Other assets and liabilities	436	155
Restructuring	(25)	(84)

Net cash provided by operating activities	2,374	3,932

Cash flows from investing activities:
Investment in property, plant and
equipment, net	(566)	(1,141)
Proceeds from sale of property,
plant and equipment	186	342
Purchases of available-for-sale securities
& other investments	(25)	(1,703)
Maturities and sales of available-for-sale
securities & other investments	211	1,904
Net cash paid for business acquisitions
net of acquisition costs	(325)	(332)

Net cash used in investing activities	(519)	(930)

Cash flows from financing activities:
(Decrease) increase in notes payable and
short-term borrowings, net	(34)	77
Issuance of long-term debt	3	3
Payment of long-term debt	(3)	(14)
Issuance of common stock under employee plans	90	352
Repurchase of common stock	(618)	(1,255)
Dividends	(233)	(466)

Net cash used in financing activities	(795)	(1,303)

Increase in cash and cash equivalents	1,060	1,699
Cash and cash equivalents at beginning of period	13,302	12,663

Cash and cash equivalents at end of period	$14,362	$14,362

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	April 30, 2005	January 31, 2005	April 30, 2004(a)
Net revenue:(a)

Commercial Hardware	$1,723	$1,611	$1,591
Consumer Hardware	1,019	1,114	986
Supplies	3,590	3,272	3,451
Other	58	70	70

Imaging and Printing Group	6,390	6,067	6,098

Desktops	3,520	3,802	3,468
Notebooks	2,212	2,338	2,011
Workstations	327	285	262
Handhelds	189	290	191
Other	121	158	59

Personal Systems Group	6,369	6,873	5,991

Imaging and Personal Systems Group	12,759	12,940	12,089

Business Critical Systems	991	899	972
Industry Standard Servers	2,368	2,328	2,107
Storage	825	820	882

Enterprise Storage and Servers	4,184	4,047	3,961

OpenView	183	154	135
OpenCall & Other	94	86	90

Software	277	240	225

Technology Services	2,464	2,389	2,219
Managed Services	771	754	609
Consulting & Integration	749	672	681
Other	--	--	(1)

HP Services	3,984	3,815	3,508

Technology Solutions Group	8,445	8,102	7,694

Financing	544	555	469
Corporate Investments	123	115	114

Total segments	21,871	21,712	20,366

Eliminations of intersegment
net revenue and other	(301)	(258)	(253)

Total HP Consolidated	$21,570	$21,454	$20,113

(a)	HP has added an aggregation of HP’s Personal Systems Group and Imaging and Printing Group to provide a supplementary view of HP’s business. In addition, HP has reflected certain fiscal 2005 organizational realignments on a backward-looking basis to provide improved visibility and comparability. In any given quarter, no segment’s operating profit changed more than $8 million as a result of these realignments, with typical movements ranging from $3 million to $5 million.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Six months ended April 30,
	2005	2004(a)
Net revenue:(a)

Commercial Hardware	$3,334	$3,138
Consumer Hardware	2,133	2,262
Supplies	6,862	6,477
Other	128	131

Imaging and Printing Group	12,457	12,008

Desktops	7,322	6,984
Notebooks	4,550	4,153
Workstations	612	497
Handhelds	479	444
Other	279	100

Personal Systems Group	13,242	12,178

Imaging and Personal Systems Group	25,699	24,186

Business Critical Systems	1,890	1,887
Industry Standard Servers	4,696	4,066
Storage	1,645	1,709
Other	--	(1)

Enterprise Storage and Servers	8,231	7,661

OpenView	337	268
OpenCall & Other	180	160

Software	517	428

Technology Services	4,853	4,309
Managed Services	1,525	1,133
Consulting & Integration	1,421	1,241
Other	--	1

HP Services	7,799	6,684

Technology Solutions Group	16,547	14,773

Financing	1,099	910
Corporate Investments	238	217

Total segments	43,583	40,086

Eliminations of intersegment
net revenue and other	(559)	(459)

Total HP Consolidated	$43,024	$39,627

(a)	HP has added an aggregation of HP’s Personal Systems Group and Imaging and Printing Group to provide a supplementary view of HP’s business. In addition, HP has reflected certain fiscal 2005 organizational realignments on a backward-looking basis to provide improved visibility and comparability. In any given quarter, no segment’s operating profit changed more than $8 million as a result of these realignments, with typical movements ranging from $3 million to $5 million.